Exhibit 21

Subsidiaries

Entity Name	Domestic Juris
Anthology, Inc.	Delaware
Asia Printers Group Limited	Cayman Islands
Astron Lasercom SA	Switzerland
Banta Corporation	Wisconsin
Banta Europe BV	Netherlands
Banta Global Turnkey (Shenzhen) Co., Ltd.	China
Banta Global Turnkey (Singapore) PTE LTD	Singapore
Banta Global Turnkey BV	Netherlands
Banta Global Turnkey Kft	Hungary
Banta Global Turnkey Limited	Hong Kong
Banta Global Turnkey Ltd.	Texas
Banta Global Turnkey Ltd.	Ireland
Banta Global Turnkey, Ltd.	United Kingdom
Banta Global Turnkey, s.r.o.	Czech Republic
Banta Integrated Media-Cambridge, Inc.	Massachusetts
Beijing Donnelley Printing Co., Ltd.	Beijing
BGT-US LLC	Wisconsin
Brightime Ventures Limited	Cayman Islands
Business Systems Bureau Limited	United Kingdom
Cardinal Brands Azteca S.A. de C.V.	Mexico
Cardinal Brands Canada Limited	Federally Chartered
Cardinal Brands de Mexico S.A. de C.V.	Mexico
Cardinal Brands Fabricacion S.A. de C.V.	Mexico
Cardinal Brands Matamoros S.A. de C.V.	Mexico
Caslon Incorporated	Delaware
Check Printers, Inc.	Delaware
Confort & Company, Inc.	New York
Critical Mail Continuity Services Limited	Wales
Data Entry Holdings Limited (Jersey)	Channel Islands
Data Entry International Limited (Cyprus)	Cyprus
Data Entry International Limited—Sri Lankan Branch	Sri Lanka
DEI Group Limited	England
Devonshire Appointments Limited	England
Devonshire GmbH	Germany
Devonshire Recruitment Holdings Limited	England
Devonshire Sp. z o.o	Poland

Dongguan Donnelley Printing Co., Ltd.	China
Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Brazil
e-doc Group Pension Scheme Trustee Limited	England
edotech Trustee Company Limited	England
Heritage Preservation Corporation	South Carolina
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico
Impresores R.R. Donnelley Limitada	Chile
Inversiones Moore, C.A.	Venezuela
Inversora Dirkon S.A.	Uruguay
Kadocourt Limited	England
King Yip (Dongguan) Printing & Packaging Factory Ltd.	China
King Yip Packaging (China) Limited	British Virgin Islands
Lasercom (UK) Limited	England
Lasercom Holdings Limited	England
LLC “R.R. Donnelley”	Moscow
Moore (St. Lucia) Ltd	St. Lucia
Moore Business Forms Holdings UK Limited	United Kingdom
Moore Business Forms Limited	United Kingdom
Moore Business Forms Pension Trustees UK Ltd	United Kingdom
Moore Canada Corporation	Nova Scotia
Moore Chile, S.A.	Chile
Moore de Venezuela SA	Venezuela
Moore Holdings USA LLC	Delaware
Moore IMS BV	Netherlands
Moore International B.V.	Netherlands
Moore North America Finance, Inc.	Delaware
Moore Paragon (Caribbean) Limited	Barbados
Moore Response Marketing BV	Netherlands
Moore Response Marketing BVBA	Belgium
Moore Response Marketing GmbH	Germany
Moore Response Marketing Ltd	United Kingdom
Moore Response Marketing SAS	France
Moore Trinidad Ltd	Trinidad
Moore Wallace North America, Inc.	Delaware
Noble World Printing (Holdings BVI) Limited	British Virgin Islands
OfficeTiger BV	Netherlands
OfficeTiger Global Real Estate Services Inc.	Delaware

OfficeTiger Holdings Inc.	Delaware
OfficeTiger Lanka Private Limited	Sri Lanka
OfficeTiger LLC	Delaware
OfficeTiger Philippines Corporation	Philippines
R. R. Donnelley (Chile) Holdings, Inc.	Delaware
R. R. Donnelley (Europe) Limited	Delaware
R. R. Donnelley (Mauritius) Holdings LTD	Mauritius
R. R. Donnelley (Santiago) Holdings, Inc.	Delaware
R. R. Donnelley (U.K.) Directory Limited	United Kingdom
R. R. Donnelley (U.K.) Limited	United Kingdom
R. R. Donnelley Argentina, S.A.	Argentina
R. R. Donnelley Asia Printing Solutions Limited	Hong Kong
R. R. Donnelley BSL Limited	England
R. R. Donnelley Business Communication Services Limited	England
R. R. Donnelley Business Process Outsourcing Limited	England
R. R. Donnelley Chile Limitada	Chile
R. R. Donnelley Comercializadora S. de R.L. de C.V.	Mexico
R. R. Donnelley de Costa Rica, S.A.	Costa Rica
R. R. Donnelley de Guatemala, S.A.	Guatemala
R. R. Donnelley de Honduras, S.A. de C.V.	Honduras
R. R. Donnelley de Mexico S. de R.L. de C.V.	Mexico
R. R. Donnelley Deutschland GmbH	Frankfurt/Main
R. R. Donnelley Document Solutions (Austria) GmbH	Austria
R. R. Donnelley Document Solutions (Germany) GmbH	Germany
R. R. Donnelley Document Solutions (Ireland) Limited	Ireland
R. R. Donnelley Document Solutions (Switzerland) GmbH	Switzerland
R. R. Donnelley Document Solutions BV	Netherlands
R. R. Donnelley Document Solutions BVBA	Belgium
R. R. Donnelley Document Solutions S.L.	Spain
R. R. Donnelley Document Solutions SAS	France
R. R. Donnelley Document Solutions Sp. z.o.o.	Poland
R. R. Donnelley Document Solutions Srl	Italy
R. R. Donnelley El Salvador, S.A. de C.V.	El Salvador
R. R. Donnelley Europe B.V.	Netherlands
R. R. Donnelley Europe Sp. z o.o	Poland
R. R. Donnelley Financial Asia Limited	Hong Kong
R. R. Donnelley Global Document Solutions Limited	England

R. R. Donnelley Global Turnkey Solutions Poland, Sp. z.o.o	Poland
R. R. Donnelley Global, Inc	Delaware
R. R. Donnelley Holdings C.V.	Netherlands
R. R. Donnelley Holdings Mexico, S. de R.L. de C.V.	Mexico
R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary
R. R. Donnelley Imprimerie Nationale SAS	France
R. R. Donnelley Kielce S.A. w likwidacji	Poland
R. R. Donnelley Latin America L.L.C.	Delaware
R. R. Donnelley Limited	United Kingdom
R. R. Donnelley Luxembourg SARL	Luxembourg
R. R. Donnelley Moore Editora e Grafica Ltda.	Brazil
R. R. Donnelley Nova Scotia Company	Nova Scotia
R. R. Donnelley On-Line Limited	England
R. R. Donnelley Poland Sp. z o.o	Poland
R. R. Donnelley Print & Media Services Limited	England
R. R. Donnelley Printing (France) SARL	France
R. R. Donnelley Printing Company	Delaware
R. R. Donnelley Publishing India Private Limited	India
R. R. Donnelley Receivables, Inc.	Nevada
R. R. Donnelley Roman Financial Limited	Hong Kong
R. R. Donnelley Starachowice Sp. z o.o	Poland
R.R. Donnelley de Puerto Rico, Corp.	Puerto Rico
R.R. Donnelley Holdings B.V.	Netherlands
R.R. DONNELLEY HOLDINGS HOLANDA LIMITADA	Chile
R.R. DONNELLEY INVERSIONES HOLANDA LIMITADA	Chile
R.R. DONNELLEY OPERACIONES, S. DE R.L. DE C.V.	Mexico
Roman Financial Press (Holdings) Limited	British Virgin Islands
RR Donnelley Servicios, S.A. de C.V.	Mexico
RR Donnelley (Hong Kong) Limited	Hong Kong
RR Donnelley (Shanghai) Commerical Co., Ltd.	China
RR Donnelley Finland Oy	Finland
RR Donnelley Global Business Process Outsourcing Limited	England
RR Donnelley Global Business Processing Outsourcing EURL	France
RR Donnelley Global Document Solutions Group Limited	United Kingdom
RR Donnelley Holdings Venezuela, S.A.	Venezuela
RR Donnelley India Outsource Private Limited	Chennai
RR Donnelley Printing S.R.L.	Romania

RRD BPO Holdings Limited	England
RRD Dutch Holdco, Inc.	Delaware
RRD GDS Holdings (Europe) Limited	England
RRD GDS Limited	United Kingdom
RRD Holdco LLC	Delaware
RRD PM Holdings Limited	England
RRD SSC Europe BVBA	Belgium
Satellite Press Limited	England
Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai
Sierra Industrial S. de R.L. de C.V.	Mexico
South China Printing (Holdings) Ltd.	Cayman Islands
South China Printing Company Limited	Hong Kong
Turnkey Services Holding Corporation	Wisconsin
Valiant Packaging (Holdings) Limited	British Virgin Islands
Von Hoffmann Corporation	Delaware
Von Hoffmann Holdings Inc.	Delaware